UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2017

GOPHER PROTOCOL INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	000-54530	27-0603137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices) (zip code)

424-238-4589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.01	Completion or Acquisition or Disposition of Assets
Item 2.03	Creation of Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 1, 2017, Gopher Protocol Inc. (the “Company”) entered into and closed an Asset Purchase Agreement (the “Purchase Agreement”) with RWJ Advanced Marketing, LLC (“RWJ”), a Georgia corporation, pursuant to which the Company purchased certain assets from RWJ, including inventory, terminals, licenses and permits and intangible assets, in consideration of $400,000, an aggregate 5,000,000 shares of common stock of the Company (the “RWJ Shares”), secured promissory note in the amount of $2,600,000 (the “RWJ Note”), warrants to purchase 9,000,000 shares of common stock (the “RWJ Warrants”) and the assumption of certain liabilities incurred by RWJ after the effective date as set forth in the RWJ Agreement (the “RWJ Assumed Liabilities”). RWJ assigned 3,000,000 RWJ Shares and 5,000,000 RWJ Warrants to Robert Warren Jackson and 2,000,000 RWJ Shares and 4,000,000 RWJ Warrants to Gregory Bauer.

The RWJ Warrants are exercisable for a period of five years at a fixed exercise price of $0.50 per share and non-dilutive anti-dilution protection. If, prior to the exercise of the RJW Warrants, the Company (i) declares, makes or issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in shares of its capital stock, (ii) subdivides the outstanding shares, (iii) combines the outstanding shares (including a reverse stock split), (iv) issues any shares of its capital stock by reclassification of the shares, capital reorganization or otherwise (including any such reclassification or reorganization in connection with a consolidation or merger or and sale of all or substantially all of the Company’s assets to any person), then, notwithstanding any such action the exercise price, and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall remain fixed so that the holder of the RJW Warrants exercised after such time shall be entitled to receive the number and kind of shares which, if the RJW Warrants had been exercised immediately prior to such time, the holder would have owned upon such exercise and been entitled to receive.

The RWJ Note accrues interest at the rate of 3.5% interest per annum and is payable in full on December 31, 2019. The Company may prepay this note at any time without penalty. The RWJ Note is a long-term debt obligation that is material to the Company.

The Company is incorporating a wholly-owned subsidiary, UGopherServices Corp., to hold the acquired assets. The Company is required to provide $100,000 in working capital for the new subsidiary.

At closing, the Company and Mr. Bauer entered into an Employment Agreement pursuant to which Mr. Bauer was retained as Chief Executive Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $250,000 and a bonus of 10% of net profit generated by the assets acquired. Mr. Bauer was also appointed to the Board of Directors of the Company. As of the closing date, Mr. Murray resigned as Chief Executive Officer of the Company but will remain as a director of the Company.

Mr. Bauer, since 2004 through present, has served as executive director with W.L. Petrey Wholesale, Inc. where he was in charge of the UGO/Preway operations. Mr. Bauer holds a Bachelor of Science degree from University of Maryland College Park. Mr. Bauer is veteran of the United States Navy and was honorably discharged in 1983. He held the title of United States Navy Surface Warfare Qualified.

The Company and Guardian Patch, LLC (“Guardian”), which assisted structuring and negotiating the Purchase Agreement and related asset purchase, entered into a Consulting Agreement dated September 1, 2017. In consideration for the services, the Company issued Guardian 2,000,000 shares of common stock and warrants to purchase 9,000,000 shares of common stock. The warrants contain identical terms to the RJW Warrants. If and when the assets acquired under the Purchase Agreement generate revenues of $10,000,000, the Company shall issue Guardian an additional 3,000,000 shares of common stock. The consulting agreement was effective August 1, 2017 and terminates November 30, 2017. Guardian, pursuant to its existing joint venture agreement, agreed to provide the $400,000 in funding needed for the cash purchase price under the Purchase Agreement. Guardian also agreed to provide the needed $100,000 working capital designated to UGopherServices Corp. The parties have agreed to negotiate and finalize the terms of such loans in the near future. In order to transition the Company, the Company and Michael Murray agreed to enter into an employment agreement and to serve as Executive Vice President in charge of business development, which agreement is presently being finalized. In consideration for services, the Company issued a warrant to acquire 4,000,000 shares of common stock to Mr. Murray. The warrants contain identical terms to the RJW Warrants.

The shares of common stock and the warrants were issued pursuant to exemptions from registration provided by Section 4(2) and/or Regulation D of the 1933 Securities Act, as amended.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements

Audited Financial Statements for Preway Communications, a division of W.L. Petrey Wholesale Company, Inc. for the periods ended August 26, 2017, January 28, 2017 and January 30, 2016

(b) Pro-Forma Financial Information

Pro Forma Financial Information for Gopher Protocol Inc. and UGopherServices Corp., Inc.

(d) List of Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Warrant issued to Robert Warren Jackson, Gregory Bauer, Michael Murray and Guardian Patch, LLC dated September 1, 2017 (1)
4.2	Balloon Note payable by Gopher Protocol Inc. to RWJ Advanced Marketing, LLC dated September 1, 2017 (1)
10.1	Asset Purchase Agreement between Gopher Protocol Inc. and RWJ Advanced Marketing, LLC dated September 1, 2017 (1)
10.2	Addendum to Asset Purchase Agreement between Gopher Protocol Inc. and RWJ Advanced Marketing, LLC dated September 1, 2017 (1)
10.3	Employment Agreement between Gopher Protocol Inc. and Gregory Bauer dated September 1, 2017 (1)
10.4	Consulting Agreement between Gopher Protocol Inc. and Guardian Patch, LLC dated September 1, 2017 (1)
99.1	Audited Consolidated Financial Statements for Preway Communications, a division of W.L. Petrey Wholesale Company, Inc. for the periods ended August 26, 2017, January 28, 2017 and January 30, 2016
99.2	Pro Forma Financial Information for Gopher Protocol Inc. and UGopherServices Corp., Inc.

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gopher Protocol Inc.

By:	/s/ Gregory Bauer
Name: Gregory Bauer
Title: CEO

Date: December 4, 2017